Exhibit 99.1

NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

1720 North First St.		December 13, 2018
San Jose, CA 95112

Contact:	Yvonne Kingman (310) 257-1434	For Immediate Release

California Public Utilities Commission Approves California Water Service Provision of Regulated Water Service to Travis Air Force Base

SAN JOSE, Calif. — The California Public Utilities Commission (CPUC) voted today to approve California Water Service (Cal Water), the largest subsidiary of California Water Service Group (NYSE: CWT), owning and operating the Travis Air Force Base (TAFB) water system as a regulated water utility district. The decision enables Cal Water to acquire the water distribution assets of TAFB from the U.S. Department of Defense and provide water utility service to the base for a term of 50 years.

Subject to the terms of the contract with the Department of Defense and the CPUC decision, Cal Water will begin serving TAFB’s more than 15,000 active and reserve personnel and civilians in 2019. The utility will operate, maintain, and upgrade the water system infrastructure; Cal Water plans to make initial capital improvements of about $12.7 million on the 6,400-acre base over the first five years, with an expected total capital investment of about $52 million over the 50-year term of the contract. The CPUC will regulate water rates, rules, and tariffs for the system as part of Cal Water’s normal three-year rate case cycle.

“We are pleased that the CPUC has approved a decision that enables us to best serve the U.S. Department of Defense and Travis Air Force Base, and allows us to invest in the system to continue providing reliable, high-quality water utility service to the men and women who serve our country,” said Martin A. Kropelnicki, Cal Water President and CEO. “We look forward to providing the same quality, service, and value to Travis Air Force Base that all of our customers around the state expect and deserve.”

California Water Service Group is the parent company of California Water Service, Washington Water Service, New Mexico Water Service, Hawaii Water Service, CWS Utility Services, and HWS Utility Services. Together, these companies employ 1,176 people who provide regulated and non-regulated water service to more than 100 California, Washington, New Mexico, and Hawaii communities.  The company’s common stock trades on the New York Stock Exchange under the symbol “CWT.” More information is available at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; inability to renew leases to operate city water systems on beneficial terms; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; the unknown impact of contagious diseases on the Company’s operations; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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